EXHIBIT 10-1
THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

         This Third Amendment to Loan and Security Agreement (hereinafter referred to as the "Third Modification Agreement") is made as of the 25th day of August, 1997, by and among TAMMAC FINANCIAL CORP., a Delaware Corporation, having its principal office located at 100 Commerce Boulevard, Wilkes-Barre, Pennsylvania 18702 (hereinafter referred to as the "Lender"), and ILX INCORPORATED, an Arizona Corporation, having its principal place of business located at 2111 East Highland Avenue, Suite 210, Phoenix, Arizona 85016 (hereinafter referred to as the "Borrower").

                                    RECITALS:
                                    ---------

         A. On or about August 25, 1995, Borrower entered into a certain Loan and Security Agreement dated as of that date providing for Lender to advance certain sums to Borrower on a secured basis up to a maximum principal sum of Ten Million ($10,000,000) Dollars (the "Loan Agreement").

         B. The obligations of the Borrower as more particularly set forth in the Loan Agreement, are evidenced by, among other documents, that certain Promissory Note, dated as of August 25, 1995, executed and delivered by Borrower to Lender in the principal sum of up to TEN MILLION ($10,000,000) DOLLARS (the "Note").

         C. To secure the payment and performance of the Borrower's obligations pursuant to the Loan Agreement and the Note, the Borrower executed and delivered to Lender: (i) that certain Deed of Trust, Assignment of Rents and Security Agreement, made as of August 25, 1995, designating the Borrower as "Trustor," First American Title Insurance Company as "Trustee," for the benefit of Lender, as "Beneficiary," which Deed of Trust was recorded in the Official Records of Gila County, Arizona on September 13, 1995, as Fee No. 95-671002, covering the "Premises" and "Trust Property" more particularly described therein. The aforesaid Deed of Trust was thereafter modified and amended by: (i) that certain Deed of Trust Spreader and Amendment Agreement and Amendment to Loan Documents, made as of April 12, 1996, by and between Borrower and Lender, which was recorded in the Official Records of Gila County, Arizona on June 24, 1996 as Fee No. 96-009607 (the "Spreader Agreement"); and (ii) that certain Modification to Deed of Trust and Amendment to Loan Documents, made as of December 31, 1996, by and between Borrower and Lender, which was recorded in the Official Records of Gila County, Arizona on February 27, 1997, as Fee No. 97-702708 (the "Modification to Deed of Trust", which together with the Deed of Trust and the Spreader Agreement, as same may be modified, amended or supplemented, are hereinafter collectively referred to as the "Deed of Trust").

         D. In conjunction with the Loan, and to perfect the security interests granted by the Borrower to Lender in and to the Collateral described in the Loan Agreement, the Borrower executed and delivered to Lender certain Uniform Commercial Code Financing Statements, which
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were  amended  (herein,  the  "UCCs"),  which UCCs were filed or recorded in the
Offices of the Secretary of State of Arizona and the Official Records of Gila County, Arizona.

         E. In conjunction with the Loan, the Borrower executed and delivered or caused to be executed and delivered to Lender an Environmental Indemnity
Agreement with respect to the Premises, Incumbency Certificates, Corporate Resolutions, an Estoppel Certificate, a Governmental Regulation Compliance Affidavit, Agency Agreement, an Intercreditor Agreement and related documents (collectively, the "Other Loan Documents").

         F. The Loan Agreement, the Note, the Deed of Trust, the UCC's and the Other Loan Documents, all as amended, modified, renewed, substituted or replaced, whether contemporaneously herewith or at any time hereafter, are hereinafter sometimes collectively referred to as the "Loan Documents."

         G. Pursuant to the terms of the Loan Agreement, the Draw Period expires on August 24, 1997.

         H. The Borrower has requested that Lender extend the Draw Period until March 7, 1998, reduce the Advance Limit and amend and modify certain additional terms and conditions of the Loan Agreement.

         I. The Lender has agreed, subject to the terms and conditions hereinafter provided, to enter into this Third Modification Agreement.

         NOW, THEREFORE, in consideration of Lender's present agreement to modify the Loan Documents as set forth herein, Borrower has agreed to execute and deliver this Third Modification Agreement and in consideration of the mutual covenants, promises and agreements herein contained, it is agreed as follows:

1.       Definitions:

         Unless otherwise defined herein, all capitalized and defined terms used herein shall have the same meaning set forth in the Loan Documents.

2.      Recitals:

         The recitals set forth above are hereby incorporated herein as if set forth at length. The Borrower acknowledges and confirms that all of the aforesaid recitals are true, accurate and correct in all respects.

3.       Estoppel with Regard to Present Principal Balance Due.

         Borrower acknowledges and agrees that the outstanding unpaid principal balance remaining due to Lender under the Loan, without offset, defense or counterclaim, as of August 15, 1997, is: $1,905,326.71.
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4.       Continued Validity of Loan Documents:

         Borrower hereby acknowledges, ratifies, confirms and affirms: (i) the extent and validity of the Loan Documents; (ii) that said Loan Documents are and remain valid, enforceable in accordance with their respective terms and are and remain in full force and effect as of the date hereof, (iii) that the Loan Documents are not subject to any real or personal defenses whatsoever; (iv) that pursuant to the security interests granted to Lender pursuant to the Loan Documents, the Loan Documents constitute a valid third mortgage lien upon the Premises and Trust Property and a continuing valid first perfected lien upon the other collateral therein described which security interests and liens secure the payment and performance of the Obligations now or hereafter due and owing under the Loan Documents. The Borrower warrants and represents that all representations contained in the Loan Documents are true and complete as of the date hereof, no warranty therein contained has been breached as of the date hereof and it is in full compliance with all the terms and conditions thereof and has performed all obligations on its part to be performed therein.

5.       Representations, Warrants and Covenants:

         The Borrower hereby represents, warrants and covenants as follows:

         A. The Borrower has disclosed its current financial condition and circumstances to Lender. Any and all substantial and/or material or adverse changes in its financial condition and circumstances which shall occur after the date of the disclosure of its financial condition shall be immediately brought to the attention of Lender by Borrower and Lender shall be promptly notified in writing of same by Borrower.

         B. To the best of Borrower's knowledge, information and reasonable belief, its execution, delivery and performance in accordance with the terms of this Third Modification Agreement do not violate any applicable law, rule, regulation or order of any governmental authority or in any way conflict with or result in a breach of any of the terms, conditions or provisions of any other agreement or instrument to which it may be bound.

         C. The financial disclosures made by the Borrower accurately and fairly presents its financial condition and circumstances as of the date of this Third Modification Agreement and there had been no further substantial and/or material adverse changes in its financial condition and circumstances as of the date of this Third Modification Agreement.

         D. There are no actions, suits or proceedings pending (nor to the Borrower's knowledge any actions, suits or proceedings threatened, nor is there any basis therefore), against or in any way relating adversely to its properties in any court or before any arbitrator of any kind or before any governmental or non-government body which, if adversely determined, would singularly or in the aggregate have a material adverse affect on its financial condition.

         E. The Borrower has no knowledge of any material violations of and has not received written notice from any governmental authority concerning any environmental, health, fire, safety, building, engineering, or zoning or code violations with respect to the Premises or any portion thereof.
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6.       Modifications to All of the Loan Documents:

         From and after the date of this Third Modification Agreement, the Loan Agreement is hereby modified as follows:

         A. Wherever the sum of TEN MILLION ($10,000,000.00) DOLLARS appears in the Loan Documents, same shall be deleted and the sum of FIVE MILLION ($5,000,000.00) DOLLARS shall be inserted in lieu thereof.

         B. Wherever the word or words "Note" or "Promissory Note" shall appear, said term or terms shall be deemed to mean the Amended and Restated Promissory Note executed contemporaneously with this Third Modification Agreement.

7. Modifications to the Loan Agreement. From and after the date of this Third Modification Agreement, the Loan Agreement is hereby modified as follows:

         A. Subsection (xiii) of Section I.1 is deleted and replaced with the following:

                  1. Acceptable Contract: For purposes of this Agreement, an "Acceptable Contract" shall be a consumer contract or agreement and all related documents entered into between the Borrower as seller and/or lender and a Consumer as the purchaser and/or borrower of (or relating to) a timeshare interest defined in and created by the Project Documents, which satisfy the following requirements, and which are in all other respects acceptable to
Lender: . . . (xiii) an Acceptable Contract shall not include a contract where the Consumer shall have filed for protection under any bankruptcy or insolvency laws or shall have been the subject of a prior or existing judgment, repossession, attachment, garnishment, tax lien, foreclosure or any charge-off relating to any account; and . . . .

         B. Section I.4 is deleted and replaced with the following:

                  4. Advance Limit: The term "Advance Limit" shall mean the loans or Advances which the Lender may, from time to time when requested by Borrower make to Borrower, and which shall not in the aggregate at any time exceed the lesser: (i) $5,000,000.00; or (ii) the product of eighty-five (85%) percent multiplied by the aggregate remaining principal balance of the Acceptable Contracts in which Lender is granted a security interest hereunder.

         C. Section 1.25 is deleted and replaced with the following:

                  25.  Related   Documents:   "Related   Documents"   means,  as
applicable to each Contract, the credit package, which shall include, but not be limited to, a credit report relating to each of the Consumers executing said Contract issued by a nationally recognized credit reporting agency or service, security agreements, mortgages, mortgage deeds, deeds of trust securing the Contracts and encumbering the Timeshare Estates, guaranty agreements, all records pertaining to the Contracts, including, but not limited to, all files, closing or settlement statements, title insurance reports and policies, copies of deeds, contracts, prospectuses delivered to Consumers, public offering statements, receipt of said prospectuses and public offering statements, truth-in-
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lending  disclosure  statements,   information,  documents,  records  and  other
writings or documents of every kind and nature submitted and/or executed by or on behalf of a Consumer and relating to the Contracts and the Consumer's financing thereof.

         D. Section 2.2(a) is deleted and replaced with the following:

                  2.       Advances:

                           (a) At Borrower's  request,  Advances will be made by
Lender during the period commencing from the date of this Agreement and ending on March 7, 1998 (the "Draw Period"), provided, however, that no Advances will be made to Borrower if an Event of Default exists, or if the aggregate amount of all Advances (including the Advance requested), exceeds or would exceed the Advance Limit.

         E. Section II.7 is deleted in its entirety and replaced with the following:

                  7. Maturity Date: The unpaid principal, the accrued interest and all costs and expenses relating to the Loan shall be payable on March 7, 2004, unless sooner demanded in accordance with the terms and provisions set forth herein.

         F. Section II.8 is modified by inserting the following at the end of this Section:

                  Without in any way limiting the obligations of Borrower pursuant to this Agreement, upon the occurrence of an Excess Borrowing situation, Borrower shall, within five (5) business days after receiving notice of the existence of a Delinquent Contract, at Borrower's option, repurchase or replace same with an Acceptable Contract if the Contract became delinquent during the Draw Period, or repurchase said Delinquent Contract if the Contract became delinquent after the Draw Period.

         G. Section II.9(a) is deleted and replaced with the following:

                  9. Mandatory Payments: (a) Unless accelerated pursuant to the terms and conditions of this Agreement, or paid before the scheduled Maturity Date of the Loan, the Borrower shall pay to Lender seventy-seven (77) consecutive minimum monthly payments each in an amount equal to ninety-four (94%) percent of the scheduled monthly payments of principal and interest due on the Acceptable Contracts comprising the Collateral for the Loan ("Mandatory Payments"). All Mandatory Payments as herein above provided shall be applied first to the payment of accrued and unpaid interest and the balance, if any, shall be applied to the payment of the installments of principal then remaining unpaid. The aforesaid payments shall be payable in arrears on the first day of each calendar month commencing on the first day of October, 1997 and shall continue until such time as the full principal sum, together with all amounts owing under the Loan have been paid in full. The aforesaid payments shall be made payable out of the monthly collections received under the Acceptable Contracts. In the event the monthly collections are in excess of the applicable monthly Mandatory Payments as aforesaid, said excess shall be applied as a prepayment of the principal balance remaining due under the Loan. In the event the monthly collections from the Acceptable Contracts are insufficient to pay the aforesaid monthly principal
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and/or interest on the Loan the Borrower shall pay the interest and/or principal insufficiency on the first of each month as aforesaid.

         H. The Second sentence of Section IV.4 is deleted and replaced with the following:

                  . . . No other person has or will have any right, title, interest, claim or lien therein, thereon of thereto, other than: (a) the existing first lien on the Premises maintained by Litchfield Financial Corporation ("Litchfield"), as assignee of Bank One, Arizona, NA, formerly known as The Valley National Bank, with a principal balance due thereunder of no more than $1,500,000.00; (b) the existing second lien on the Premises maintained by Kohl's Ranch Associates, securing an original principal balance of $367,750.00;
(c) the authorized borrowings as hereinafter provided; (d) customary equipment lease agreements or purchase money financing of equipment entered into by Borrower and relating to the Project, which unpaid lease or financing obligations thereunder do not exceed, at any time, in the aggregate, the sum of $200,000.00; (e) the fourth mortgage lien on the Premises maintained by Litchfield, with a maximum principal balance of $5,000,000.00; (items 4.(a), (b), (c), (d) and (e) above being hereinafter sometimes referred to as the "Permitted Lien(s)") and (f) the rights, if any, of the Consumers.

         I. The first sentence of Section IV.12 is deleted and replaced with the following:

                  The Borrower's Chief Executive Office, principal place of business and books and records relating to the Collateral pledged hereunder are located at 2111 East Highland Avenue, Suite 210, Phoenix, Arizona 85016 and at the Premises.

         J. The following Affirmative Covenant is added at the end of Section V:

                  27. Conversion and Upgrades of Contracts: Borrower agrees to pay to Lender a conversion or upgrade fee equal to one hundred and twenty-five dollars ($125.00) for each Contract constituting an Acceptable Contract hereunder and pledged to Lender as security for the Borrower's Obligations, which Contract is upgraded, converted, transferred or exchanged to, for, or with an interest in any timeshare condominium project now or hereafter owned by, or under the direct or indirect control of Borrower, or any subsidiary or affiliate of Borrower, including, but not limited to the Golden Eagle Resort at the Crags Lodge, located in Estes Park, Colorado, being developed by the Borrower, the Varsity Clubs of America-South Bend Chapter, located in South Bend, Indiana, being developed by VCA South Bend Incorporated, or Sedona Vacation Club at Los Abrigados, located in Sedona, Arizona, being developed by Los Abrigados Partners Limited Partnership (a "Conversion[Upgrade Contract"). Said fee shall be due and payable contemporaneously with the acceptance of the Conversion/Upgrade Contract by the Borrower or any such subsidiary, affiliate or controlled person or entity.

8. Documentation to be furnished to Lender: Lender's Agreement to enter into this Third Modification Agreement as herein set forth is expressly conditioned upon Lender's and its counsel's receipt, review and acceptance, prior to the execution and delivery of this Third Modification Agreement (unless otherwise noted), of the following documentation and information:
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         A. True copies of the existing Consumer documentation,  if same differs from the Consumer documentation previously approved by Lender and its counsel or a statement to the effect that the existing Consumer Documentation has not changed.

         B. The filed Certificate or Articles of Incorporation and By-Laws, as amended to date, for the Borrower. This requirement may be satisfied by a written certification that the Certificate or Articles of Incorporation and By-Laws of the Borrower, which are currently in Lender's possession, have not been amended or modified in any respect.

         C. The names and titles of all current officers and directors of the Borrower.

         D. A certificate of good standing for the Borrower, or such other documentation as is reasonably satisfactory to Lender, in all jurisdictions in which Borrower is authorized or licensed to do business.

         E. Corporate franchise tax searches and/or certificate from the Director of Revenue, or such other documentation as is reasonably satisfactory to Lender, that no taxes are due to the taxing authorities having jurisdiction over the Borrower.

         F. Continuation Uniform Commercial Code financing searches for the Borrower in all applicable jurisdictions where the Borrower is conducting business.

         G.  An  updated,  completed  and  signed  Environmental   Questionnaire
relating to the Resort.

         H. Federal tax lien, state tax lien, and judgment searches for the Borrower.

         I. Evidence of continuing compliance with all applicable federal, state and local environmental laws, rules, regulations and ordinances relating to the Resort and the Borrower.

         J. An updated listing and copy of all certificates, permits and licenses required in connection with the use and operation of the Resort and the sale and financing of Timeshare Estates.

         K. A listing and description of all pending lawsuits or similar proceedings involving the Borrower or the Resort, in which the Borrower or the Resort is a defendant or otherwise defending any claim which is in excess of ten thousand ($10,000.00) dollars.

         L. Intentionally Omitted.

         M. An endorsement to the title insurance policies previously issued to Lender by First American Title Insurance Company which confirms that the modification to the Deed of Trust, being executed contemporaneously herewith, has been properly indexed and recorded in the Official Records of Gila County, Arizona and that there are no exceptions, liens, mortgages, encumbrances, restrictions or similar or dissimilar clouds on title, except for Permitted Liens or other exceptions that are approved by the Lender and its counsel.
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         N. Written authorizations and/or waivers from any creditors authorizing the transactions contemplated herein if so required pursuant to said lender's loan documents or satisfactory evidence that no such authorizations or waivers are required.

         O. Evidence that all fees, dues, charges, assessments and the like relating to the Timeshare Estates are current and that there are no liens or encumbrances relating thereto, and if not current, Borrower shall furnish a current list of all delinquencies.

         P. A true copy of the current and proposed budget of the homeowners or property owners association managing and administering the affairs of the Resort.

         Q. Evidence that all Project Documents and all amendments thereto have been properly registered with or approved by the appropriate authorities having jurisdiction over the Resort, or evidence that all Project Documents and any amendments thereto do not require registration or approval, as aforesaid.

         R. A true copy of any and all agreements relating to the use and/or operation of the Resort, which have not previously been delivered to Lender.

         S. Execution and delivery of this Third Modification Agreement, the Amended and Restated Note, the Third Modification of Deed of Trust, an Incumbency Certificate, authorizing resolutions, estoppel certificate and all other documentation or information required or requested by Lender, in such form and substance as is satisfactory to Lender.

9. Further Assurances: Borrower agrees that it shall execute and/or deliver to Lender any documents, information or agreements as may be reasonably requested by Lender or its counsel at any time so long as any sums due or obligations to be performed under the Loan Documents remain unpaid or unperformed.

10. Release and Discharge of Lender: Borrower hereby releases and discharges Lender of and from all claims, causes of action, demands, damages or suits, at law or in equity, which it may, as of the date of this Third Modification Agreement, have or claim to have against the Lender relating to, rising out of or resulting from its lending relationship with Lender, or with respect to the Obligations due to Lender as evidenced by the Loan Documents or the Premises or the other Collateral.

11. Governing Law: This Third Modification Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws.

12. Binding Effect: This Third Modification Agreement is binding upon, inures to the benefit of and is enforceable by the successor and assigns of the parties hereto. This Third Modification Agreement is not assignable by Borrower.

13. Non-Waiver: No failure or delay on the part of Lender, or its successors and assigns, in the exercise of any right, power or privilege pursuant to the Loan Documents or this Third Modification Agreement is to be construed to be or operate as a waiver. Partial exercise of any
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right,  power or privilege by Lender is not to preclude  any further  right,  or power or privilege nor be deemed a waiver. Any waiver or modification of this Third Modification Agreement or any other document, instrument or agreement executed by Borrower is to be in writing signed by the Borrower and Lender. Lender may, in its sole discretion, release, impair or surrender all or any of the interest granted hereunder or any other agreement executed by the Borrower without waiving, exhausting or impairing any of Lender's rights and remedies available pursuant to the Loan Documents, including this Third Modification Agreement.

14. Inconsistent Rights or Remedies: In the event that any of the Loan Documents, including this Third Modification Agreement, contain any inconsistent rights or remedies otherwise available to Lender, the rights and/or remedies accorded to Lender giving the Lender the greatest protection and/or affording Lender the greater rights and remedies shall control, the determination of which shall be left to the sole and exclusive discretion of Lender.

15. Representation by Counsel; Drafting of Agreement: Borrower acknowledges that it has had the opportunity to consult independent counsel of its own selection in connection with the matters covered by this Third Modification Agreement and that it has executed and delivered this Third Modification Agreement (and any other documents referred to herein or in connection herewith) with the benefit of counsel and of its own free will and volition. Borrower also acknowledges and agrees that the terms of this Third Modification Agreement have been negotiated in good faith by the parties and that said terms shall be construed in a neutral fashion without regard to the draftsmanship of this Third Modification Agreement.

16. Severability: In the event that any portion of this Third Modification Agreement is deemed unenforceable by a court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this Third Modification Agreement and all such remaining terms and conditions of this Third Modification Agreement are to continue in full force and affect.

17. Continued Effectiveness of Loan Documents: Except as specifically modified herein, all of the other terms and conditions of the Loan Documents shall remain in full force and effect and the parties hereto expressly confirm and ratify all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents, as modified. It is the intention of the parties hereto that this Third Modification Agreement shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Deed of Trust, as modified, and the security interests granted pursuant to the Loan Documents.

IN WITNESS WHEREOF, the parties have executed and delivered this Third Modification Agreement or caused this Third Modification Agreement to be duly executed and delivered by
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their proper and duly authorized  officers or  representatives as of the day and year first above written.


ATTEST:                                 ILX INCORPORATED,
                                        an Arizona Corporation, Borrower



                                        By:
-------------------------------------      -------------------------------------
 Stephanie D.  Castronova, Secretary             Nancy J. Stone, President



WITNESS/ATTEST:                         TAMMAC FINANCIAL CORP.,
                                        a Delaware corporation, Lender



                                        By:
-------------------------------------      -------------------------------------
Edmund P. Levandoski, Vice President              Andy G. Roosa, President
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